Exhibit 10.6

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 07130

Nadia Waheed

9 Kirk Street,

Boston, MA 02132

Re:Change of Start Date

Nadia:

Reference is made to that certain Employment Agreement, by and between you and Ocular Therapeutix, Inc. made as of April 15, 2024.

This letter confirms our agreement that the second sentence of the Employment Agreement shall be deleted and replaced by the following:

This Agreement supersedes all prior agreements or exchanges between the parties and is intended to set forth the terms of Executive’s employment as of June 1, 2024 (the “Effective Date”).

This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. This letter agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

Very truly yours,		Agreed and Accepted:

OCULAR THERAPEUTIX, INC.

By:	/s/ Donald Notman	By:	/s/ Nadia Waheed
Name:	Donald Notman	Name: Nadia Waheed
Title:	Chief Financial Officer

Signature Page to Letter Agreement